elme

Earnings Release and Supplemental Information

Q4 2024

CONTACT:	7550 Wisconsin Ave, Suite 900
Amy Hopkins	Bethesda, MD 20814
Vice President, Investor Relations	Tel 202-774-3253
E-Mail: ahopkins@elmecommunities.com	Fax 301-984-9610
www.elmecommunities.com

February 13, 2025

Elme Communities Announces Fourth Quarter and Full Year 2024 Results

Board of Trustees Initiates Review of Strategic Alternatives to Maximize Shareholder Value

Elme Communities (the “Company” or “Elme”) (NYSE: ELME), a multifamily REIT with communities in the Washington, DC metro area and the Atlanta metro area, reported financial and operating results today for the quarter and year ended December 31, 2024:
Fourth Quarter Financial and Operational Highlights
•Net loss was $3.0 million, or $0.03 per diluted share
•Core FFO was $20.7 million, or $0.24 per diluted share
•Same-store multifamily NOI increased by 1.7% compared to the prior year quarter
•Average Effective Monthly Rent Per Home increased 1.9% compared to the prior year quarter for our Same-Store Portfolio
•Effective blended Lease Rate Growth was 1.3% for our Same-Store Portfolio during the quarter, comprised of effective new Lease Rate Growth of (3.6)% and effective renewal Lease Rate Growth of 5.1%
•Same-store Retention was 68%, up 3% compared to the prior year quarter
•Same-store multifamily Average Occupancy was 95.0% during the quarter, up 0.1% compared to the prior year quarter
•Same-store multifamily Ending Occupancy was 95.4%, up 0.1% compared to the prior year quarter and up 0.6% compared to the prior quarter.
Full-Year 2024 Financial and Operational Highlights
•Net loss was $13.1 million, or $0.15 per diluted share
•Core FFO was $81.8 million, or $0.93 per diluted share
•Same-store multifamily NOI increased by 1.4% compared to the prior year
•Same-store Average Effective Monthly Rent per Home increased 2.5% compared to the prior year
•Effective blended Lease Rate Growth was 2.3% for our Same-Store Portfolio during the year, comprised of effective new Lease Rate Growth of (1.7)% and effective renewal Lease Rate Growth of 5.1%.
•Same-store Retention was 66%, up 3% compared to the prior year
•Same-store multifamily Average Occupancy was 94.8% during the year, down 0.4% compared to the prior year
Balance Sheet
•Executed the first of two 1-year extension options on the $125 million term loan, which is now set to expire on January 10, 2026
•Available liquidity was approximately $330 million as of December 31, 2024, consisting of availability under the Company's revolving credit facility and cash on hand

Elme Communities

•Annualized fourth quarter Net Debt to Adjusted EBITDA ratio was 5.7x
•The Company has a strong balance sheet with only $125 million of debt maturing before 2028 and no secured debt

Strategic Review
Elme also announced today that its Board of Trustees (the “Board”) has initiated a formal evaluation of strategic alternatives in an effort to maximize shareholder value. The Board is working with independent financial and legal advisors to assess all options.
“Over the past several years, Elme has transformed into a multifamily REIT, expanded its footprint outside of the Washington Metro area and executed on platform initiatives to improve performance and profitability,” said Paul T. McDermott, President and CEO. “However, shares of ELME continue to trade at a discount to indications of value in the private market. In light of this, and consistent with our focus on maximizing value, following extensive Board-led strategic planning, the Board has unanimously determined to undertake a formal strategic review. This Board-led process underscores our commitment to acting in the best interests of our Company and shareholders. We remain confident in the long-term growth potential of our portfolio and the ongoing success of our strategy, which focuses on providing quality homes that are affordable to an underserved segment of mid-market demand. We look forward to continuing this work while also advancing our process to determine the best path forward for Elme.”
There can be no assurance that this process will result in the Company pursuing a transaction or any other strategic outcome. Elme does not intend to disclose developments related to the Board’s process unless and until it determines that further disclosure is appropriate or necessary. Goldman Sachs & Co. LLC and Jones Lang LaSalle Securities, LLC, are serving as financial advisors to Elme, and Hogan Lovells US LLP is serving as legal counsel.

2025 Guidance
“Strong demand trends in our Washington Metro portfolio and business interruption insurance proceeds drove higher-than-expected same-store multifamily revenue growth in the fourth quarter, offset in part, by higher taxes due to the timing of potential tax appeals, which will now be recognized as a benefit in 2025,” said Steven Freishtat, Executive Vice President and CFO. “Looking ahead, the stage is set for another solid year of growth driven by strong demand for value-oriented rental options, favorable supply/demand dynamics in the Washington Metro region, improving credit trends in Atlanta, and continued growth in fee income from our operating initiatives.”
Elme is providing its guidance for 2025, including its full year 2025 outlook on key assumptions and matters. Elme expects Core FFO for 2025 to range from $0.91 to $0.97 per fully diluted share. The following assumptions are included in the Core FFO guidance for 2025:

Full Year 2025 Outlook and Key Metrics
Core FFO per diluted share (a)	$0.91 - $0.97
Net Operating Income Assumptions
Same-store multifamily Revenue growth	2.1% - 3.6%
Same-store multifamily Expense growth	2.75% - 4.25%
Same-store multifamily NOI growth	1.5% - 3.5%
Other same-store NOI (b)	$11.5 million - $12.25 million
Additional Expense Assumptions
Property management expense	$8.75 million - $9.25 million
G&A, net of core adjustments	$25.25 million - $26.25 million
Interest expense	$37.35 million - $38.35 million
(a) Does not consider any potential future acquisitions or dispositions in 2025
(b) Consists of Watergate 600

Elme Communities

Elme Communities' 2025 Core FFO guidance and outlook are based on a number of factors, many of which are outside the Company's control, including economic factors such as inflation and interest rate changes, and all of which are subject to change. Elme Communities may change the guidance provided during the year as actual and anticipated results vary from these assumptions, but Elme Communities undertakes no obligation to do so.

2025 Guidance Reconciliation Table

A reconciliation of projected net loss per diluted share to projected Core FFO per diluted share for the full year ending December 31, 2025 is as follows:

	Low	High
Net loss per diluted share	$(0.16)	$(0.10)
Real estate depreciation and amortization	1.07	1.07
NAREIT FFO per diluted share	0.91	0.97
Core adjustments	—	—
Core FFO per diluted share	$0.91	$0.97

Dividends

On January 6, 2025, Elme Communities paid a quarterly dividend of $0.18 per share.

Elme Communities announced today that its Board of Trustees has declared a quarterly dividend of $0.18 per share to be paid on April 3, 2025 to shareholders of record on March 19, 2025.

Presentation Webcast and Conference Call Information

The Fourth Quarter 2024 Earnings Call is scheduled for Friday, February 14, 2025 at 10:00 A.M. Eastern Time. There will also be a webcast presentation with slides. Conference Call access information is as follows:

USA Toll Free Number:            1-888-506-0062
International Toll Number:        1-973-528-0011
Conference ID:                853210

The instant replay of the Earnings Call will be available until Friday, February 28, 2025. Instant replay access information is as follows:

USA Toll Free Number:            1-877-481-4010
International Toll Number:        1-919-882-2331
Conference ID:                51840

The live on-demand webcast of the Conference Call with presentation slides will be available on the Investor section of Elme Communities' website at www.elmecommunities.com. Online playback of the webcast and presentation slides will be available following the Conference Call.

About Elme Communities

Elme Communities is committed to elevating what home can be for middle-income renters by providing a higher level of quality, service, and experience. The Company is a multifamily real estate investment trust that owns and operates approximately 9,400 apartment homes in the Washington, DC metro and the Atlanta metro regions, and owns approximately 300,000 square feet of commercial space. Focused on providing quality, affordable homes to a deep, solid, and underserved base of mid-market demand, Elme Communities is building long-term value for shareholders.
Note: Elme Communities' press releases and supplemental financial information are available on the Company website at www.elmecommunities.com or by contacting Investor Relations at (202) 774-3200.

Elme Communities

Forward Looking Statements

Certain statements in our earnings release and on our conference call are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Elme Communities to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Additional factors which may cause the actual results, performance, or achievements of Elme Communities to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to: the risks associated with the outcome, objectives and timing of the strategic alternatives review, including the incurrence of costs and expenses and diversion of management’s time in connection with such review; the risks associated with ownership of real estate in general and our real estate assets in particular; our ability to benefit from growth drivers across our Washington Metro region; whether credit trends will improve in Atlanta; the economic health of the areas in which our properties are located, particularly with respect to the greater Washington, DC metro and Sunbelt regions; risks associated with our ability to execute on our strategies, including new strategies with respect to our operations and our portfolio, including the acquisition of apartment homes in the Sunbelt markets and our ability to realize any anticipated operational benefits from our internalization of community management functions; the risk of failure to enter into and/or complete acquisitions and dispositions; changes in the composition of our portfolio; reductions in or actual or threatened changes to the timing of federal government spending; the economic health of our residents; the impact from macroeconomic factors (including inflation, increases in interest rates, potential economic slowdowns or recessions and geopolitical conflicts); risks related to our ability to control our expenses if revenues decrease; compliance with applicable laws and corporate social responsibility goals, including those concerning the environment and access by persons with disabilities; risks related to not having adequate insurance to cover potential losses; changes in the market value of securities; terrorist attacks or actions and/or cyber-attacks; whether we will succeed in the day-to-day property management and leasing activities that we have previously outsourced; the availability and terms of financing and capital and the general volatility of securities markets; the risks related to our organizational structure and limitations of share ownership; failure to qualify and maintain our qualification as a REIT and the risks of changes in laws affecting REITs; and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2023 Form 10-K filed on February 16, 2024. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to update our forward-looking statements or risk factors to reflect new information, future events, or otherwise.

This Earnings Release also includes certain forward-looking non-GAAP information. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Please see the following pages for the corresponding definitions and reconciliations of such non-GAAP financial measures.

Elme Communities

ELME COMMUNITIES AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
OPERATING RESULTS	2024	2023	2024	2023
Revenue
Real estate rental revenue	$61,264	$58,852	$241,935	$227,911
Expenses
Property operating and maintenance (1)	14,727	12,625	56,282	50,985
Real estate taxes and insurance (1)	8,015	7,629	32,419	28,845
Property management	2,233	2,226	8,861	8,108
General and administrative	6,281	5,996	24,969	25,887
Transformation costs	—	—	—	6,339
Depreciation and amortization	23,623	24,095	95,935	88,950
Real estate impairment	—	—	—	41,860
	54,879	52,571	218,466	250,974
Real estate operating income (loss)	6,385	6,281	23,469	(23,063)
Other income (expense)
Interest expense	(9,400)	(9,386)	(37,835)	(30,429)
Loss on extinguishment of debt	—	—	(147)	(54)
Other income	—	—	1,410	569
	(9,400)	(9,386)	(36,572)	(29,914)
Net loss	$(3,015)	$(3,105)	$(13,103)	$(52,977)

Net loss	$(3,015)	$(3,105)	$(13,103)	$(52,977)
Depreciation and amortization	23,623	24,095	95,935	88,950
Real estate impairment	—	—	—	41,860
NAREIT funds from operations	$20,608	$20,990	$82,832	$77,833

Non-cash loss on extinguishment of debt	$—	$—	$147	$54
Tenant improvements and incentives, net of reimbursements	—	(267)	—	(277)
Leasing commissions capitalized	(107)	—	(137)	(56)
Recurring capital improvements	(3,143)	(2,642)	(10,342)	(8,592)
Straight-line rents, net	41	(27)	107	(187)
Non-real estate depreciation & amortization of debt costs	1,303	1,217	5,058	5,108
Amortization of lease intangibles, net	(184)	(248)	(710)	(818)
Amortization and expensing of restricted share and unit compensation	1,504	1,508	5,217	5,474
Adjusted funds from operations	$20,022	$20,531	$82,172	$78,539
______________________________
(1) Certain immaterial amounts in prior periods have been reclassified to conform with the current period presentation.

Elme Communities

		Three Months Ended December 31,		Twelve Months Ended December 31,
Per share data:		2024	2023	2024	2023
Net loss	(Basic)	$(0.03)	$(0.04)	$(0.15)	$(0.61)
	(Diluted)	$(0.03)	$(0.04)	$(0.15)	$(0.61)
NAREIT FFO	(Basic)	$0.23	$0.24	$0.94	$0.88
	(Diluted)	$0.23	$0.24	$0.94	$0.88

Dividends paid		$0.18	$0.18	$0.72	$0.72

Weighted average shares outstanding - basic		87,955	87,788	87,920	87,735
Weighted average shares outstanding - diluted		87,955	87,788	87,920	87,735
Weighted average shares outstanding - diluted (for NAREIT FFO)		88,001	87,836	87,967	87,815

Elme Communities

ELME COMMUNITIES AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	December 31, 2024	December 31, 2023
Assets
Land	$383,808	$384,097
Income producing property	1,999,525	1,960,020
	2,383,333	2,344,117
Accumulated depreciation and amortization	(618,299)	(528,024)
Net income producing property	1,765,034	1,816,093
Properties under development or held for future development	30,980	30,980
Total real estate held for investment, net	1,796,014	1,847,073
Cash and cash equivalents	6,144	5,984
Restricted cash	2,465	2,554
Rents and other receivables	12,511	17,642
Prepaid expenses and other assets	28,628	26,775
Total assets	$1,845,762	$1,900,028

Liabilities
Notes payable, net	$522,953	$522,345
Line of credit	176,000	157,000
Accounts payable and other liabilities	36,293	38,997
Dividend payable	15,898	15,863
Advance rents	6,257	5,248
Tenant security deposits	6,283	6,225
Total liabilities	763,684	745,678

Equity
Shareholders' equity
Preferred shares; $0.01 par value; 10,000 shares authorized; no shares issued or outstanding	—	—
Shares of beneficial interest, $0.01 par value; 150,000 shares authorized: 88,029 and 87,867 shares issued and outstanding, as of December 31, 2024 and December 31, 2023, respectively	880	879
Additional paid in capital	1,740,078	1,735,530
Distributions in excess of net income	(646,095)	(569,391)
Accumulated other comprehensive loss	(13,066)	(12,958)
Total shareholders' equity	1,081,797	1,154,060

Noncontrolling interests in subsidiaries	281	290
Total equity	1,082,078	1,154,350

Total liabilities and equity	$1,845,762	$1,900,028

Elme Communities

The following tables contain reconciliations of net loss to NOI and same-store NOI for the periods presented (in thousands):
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net loss	$(3,015)	$(3,105)	$(13,103)	$(52,977)
Adjustments:
Property management expense	2,233	2,226	8,861	8,108
General and administrative expense	6,281	5,996	24,969	25,887
Transformation costs	—	—	—	6,339
Real estate depreciation and amortization	23,623	24,095	95,935	88,950
Real estate impairment	—	—	—	41,860
Interest expense	9,400	9,386	37,835	30,429
Loss on extinguishment of debt	—	—	147	54
Other income	—	—	(1,410)	(569)
Total Net Operating Income (NOI)	$38,522	$38,598	$153,234	$148,081

Multifamily NOI:
Same-store Portfolio	$34,250	$33,672	$135,200	$133,331
Acquisitions	1,390	1,633	5,605	1,669
Development	(58)	(56)	(233)	(224)
Total	35,582	35,249	140,572	134,776

Other NOI (Watergate 600)	2,940	3,349	12,662	13,305
Total NOI	$38,522	$38,598	$153,234	$148,081

Elme Communities

The following table contains a reconciliation of net loss to core funds from operations for the periods presented (in thousands, except per share data):
		Three Months Ended December 31,		Twelve Months Ended December 31,
		2024	2023	2024	2023
Net loss		$(3,015)	$(3,105)	$(13,103)	$(52,977)
Add:
Real estate depreciation and amortization		23,623	24,095	95,935	88,950
Real estate impairment		—	—	—	41,860
NAREIT funds from operations		20,608	20,990	82,832	77,833
Add:
Structuring expenses		128	—	188	60
Loss on extinguishment of debt		—	—	147	54
Severance expense		—	391	77	785
Transformation costs		—	—	—	6,339
Write-off of pursuit costs		—	24	—	73
Relocation expense		—	3	—	629
Gain on land easements		—	—	(1,410)	—
Adjustment to deferred taxes		—	(526)	—	(526)
Core funds from operations		$20,736	$20,882	$81,834	$85,247

		Three Months Ended December 31,		Twelve Months Ended December 31,
Per share data:		2024	2023	2024	2023
NAREIT FFO	(Basic)	$0.23	$0.24	$0.94	$0.88
	(Diluted)	$0.23	$0.24	$0.94	$0.88
Core FFO	(Basic)	$0.24	$0.24	$0.93	$0.97
	(Diluted)	$0.24	$0.24	$0.93	$0.97

Weighted average shares outstanding - basic		87,955	87,788	87,920	87,735
Weighted average shares outstanding - diluted (for NAREIT and Core FFO)		88,001	87,836	87,967	87,815

Elme Communities

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (in thousands):
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net loss	$(3,015)	$(3,105)	$(13,103)	$(52,977)
Add/(deduct):
Interest expense	9,400	9,386	37,835	30,429
Real estate depreciation and amortization	23,623	24,095	95,935	88,950
Real estate impairment	—	—	—	41,860
Non-real estate depreciation	168	158	636	886
Severance expense	—	391	77	785
Transformation costs	—	—	—	6,339
Relocation expense	—	3	—	629
Structuring expenses	128	—	188	60
Loss on extinguishment of debt	—	—	147	54
Adjustment to deferred taxes	—	(526)	—	(526)
Write-off of pursuit costs	—	24	—	73
Gain on land easements	—	—	(1,410)	—
Adjusted EBITDA	$30,304	$30,426	$120,305	$116,562

Elme Communities

Non-GAAP Financial Measures
Adjusted EBITDA is earnings before interest expense, taxes, depreciation, amortization, gain/loss on sale of real estate, casualty gain/loss, real estate impairment, gain/loss on extinguishment of debt, gain/loss on interest rate derivatives, severance expense, acquisition expenses, gain from non-disposal activities, adjustment to deferred taxes, write-off of pursuit costs, Transformation Costs and gain on land easements. Adjusted EBITDA is included herein because we believe it helps investors and lenders understand our ability to incur and service debt and to make capital expenditures. Adjusted EBITDA is a non-GAAP and non-standardized measure and may be calculated differently by other REITs.
Adjusted Funds From Operations (“AFFO”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring improvements, tenant improvements and leasing costs, that are capitalized and amortized and are necessary to maintain our properties and revenue stream (excluding items contemplated prior to acquisition or associated with development / redevelopment of a property) and (2) straight line rents, then adding (3) non-real estate depreciation and amortization, (4) non-cash fair value interest expense and (5) amortization of restricted share compensation, then adding or subtracting the (6) amortization of lease intangibles, (7) real estate impairment and (8) non-cash gain/loss on extinguishment of debt, as appropriate. AFFO is included herein, because we consider it to be a performance measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. AFFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
Core Adjusted Funds From Operations (“Core AFFO”) is calculated by adjusting AFFO for the following items (which we believe are not indicative of the performance of Elme Communities' operating portfolio and affect the comparative measurement of Elme Communities' operating performance over time): (1) gains or losses on extinguishment of debt and gains or losses on interest rate derivatives, (2) expenses related to acquisition and structuring activities, (3) non-share-based executive transition costs, severance expenses and other expenses related to corporate restructuring and executive retirements or resignations, (4) property impairments, casualty gains and losses, and gains or losses on sale not already excluded from Core AFFO, as appropriate, (5) relocation expense, (6) Transformation Costs, (7) write-off of pursuit costs, (8) adjustment to deferred taxes and (9) gain on land easements. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core AFFO serves as a useful, supplementary performance measure of Elme Communities' ability to incur and service debt, and distribute dividends to its shareholders. Core AFFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
Core Funds From Operations (“Core FFO”) is calculated by adjusting NAREIT FFO for the following items (which we believe are not indicative of the performance of Elme Communities' operating portfolio and affect the comparative measurement of Elme Communities' operating performance over time): (1) gains or losses on extinguishment of debt and gains or losses on interest rate derivatives, (2) expenses related to acquisition and structuring activities, (3) executive transition costs, severance expenses and other expenses related to corporate restructuring and executive retirements or resignations, (4) property impairments, casualty gains and losses, and gains or losses on sale not already excluded from NAREIT FFO, as appropriate, (5) relocation expense, (6) Transformation Costs, (7) write-off of pursuit costs, (8) adjustment to deferred taxes and (9) gain on land easements. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of Elme Communities' ability to incur and service debt, and distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
NAREIT Funds From Operations (“FFO”) is defined by the 2018 National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) FFO White Paper Restatement, as net income (computed in accordance with generally accepted accounting principles (“GAAP”) excluding gains (or losses) associated with sales of properties, impairments of depreciable real estate and real estate depreciation and amortization. We consider NAREIT FFO to be a standard supplemental measure for real estate investment trusts (“REITs”), and believe it is a useful measure because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that NAREIT FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs. Our NAREIT FFO may not be comparable to FFO reported by other REITs. These other REITs may not define the term in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently. NAREIT FFO is a non-GAAP measure.
Net Debt to Adjusted EBITDA represents net debt as of period end divided by adjusted EBITDA for the period, as annualized (i.e. three months periods are multiplied by four) or on a trailing 12 month basis. We define net debt as the total outstanding debt reported as per our consolidated balance sheets less cash and cash equivalents at the end of the period.

Net Operating Income (“NOI”), defined as real estate rental revenue less direct real estate operating expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain or loss on sale, if any), plus interest expense, depreciation and amortization, lease origination expenses, general and administrative expenses, acquisition costs, real estate impairment, casualty gain and losses and gain or loss on extinguishment of debt. NOI does not include management expenses, which consist of corporate property

Elme Communities

management costs and property management fees paid to third parties. NOI is the primary performance measure we use to assess the results of our operations at the property level. We believe that NOI is a useful performance measure because, when compared across periods, it reflects the impact on operations of trends in occupancy rates, rental rates and operating costs on an unleveraged basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. As a result of the foregoing, we provide NOI as a supplement to net income, calculated in accordance with GAAP. NOI does not represent net income or income from continuing operations calculated in accordance with GAAP. As such, NOI should not be considered an alternative to these measures as an indication of our operating performance.

Other Definitions
Average Effective Monthly Rent Per Home represents the average of effective rent (net of concessions) for in-place leases plus the market rent for vacant homes, divided by the total number of homes. We believe Average Effective Monthly Rent Per Home is a useful metric in evaluating the average pricing of our homes. It is a component of Residential Revenue, which is used to calculate our NOI. It does not represent actual rental revenue collected per unit.
Average Occupancy is based on average daily occupied apartment homes as a percentage of total apartment homes.
Current Strategy represents the class of each community in our portfolio based on a set of criteria. Our strategies consist of the following subcategories: Class A, Class A-, Class B Value-Add and Class B. A community's class is dependent on a variety of factors, including its vintage, site location, amenities and services, rent growth drivers and rent relative to the market.
•Class A communities are recently-developed, well-located, have competitive amenities and services and command average rental rates well above market median rents.
•Class A- communities have been developed within the past 20 years and feature operational improvements and unit upgrades and command rents at or above median market rents.
•Class B Value-Add communities are over 20 years old but feature operational improvements and strong potential for unit renovations. These communities command average rental rates below median market rents for units that have not been renovated.
•Class B communities are over 20 years old, feature operational improvements and command average rental rates below median market rents.
Debt Service Coverage Ratio is computed by dividing earnings attributable to the controlling interest before interest expense, taxes, depreciation, amortization, real estate impairment, gain on sale of real estate, gain/loss on extinguishment of debt, severance expense, relocation expense, acquisition and structuring expenses, gain/loss from non-disposal activities and gain on land easements by interest expense (including interest expense from discontinued operations) and principal amortization.
Debt to Total Market Capitalization is total debt divided by the sum of total debt plus the market value of shares outstanding at the end of the period.
Earnings to Fixed Charges Ratio is computed by dividing earnings attributable to the controlling interest by fixed charges. For this purpose, earnings consist of income from continuing operations (or net income if there are no discontinued operations) plus fixed charges, less capitalized interest. Fixed charges consist of interest expense (excluding interest expense from discontinued operations), including amortized costs of debt issuance, plus interest costs capitalized.
Ending Occupancy is calculated as occupied homes as a percentage of total homes as of the last day of that period.
Lease Rate Growth is defined as the average percentage change in either gross (excluding the impact of concessions) or effective rent (net of concessions) for a new or renewed multifamily lease compared to the prior lease based on the move-in date. The “blended” rate represents the weighted average of new and renewal lease rate growth achieved.
Recurring Capital Improvements represent non-accretive building improvements required to maintain a property's income and value. Recurring capital improvements do not include acquisition capital that was taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard”. This category includes improvements made as needed upon vacancy of an apartment. Aside from improvements related to apartment turnover, these improvements include facade repairs, installation of new heating and air conditioning equipment, asphalt replacement, permanent landscaping, new lighting and new finishes.

Retention represents the percentage of multifamily leases renewed that were set to expire in the period presented.
Relocation expenses represent costs associated with the relocation of the corporate headquarters to a new location in the Washington metro region.

Elme Communities

Same-store Portfolio includes properties that were owned for the entirety of the years being compared, and exclude properties under redevelopment or development and properties acquired, sold or classified as held for sale during the years being compared. We categorize our properties as “same-store” or “non-same-store” for purposes of evaluating comparative operating performance. We define development properties as those for which we have planned or ongoing major construction activities on existing or acquired land pursuant to an authorized development plan. Development properties are categorized as same-store when they have reached stabilized occupancy (90%) before the start of the prior year. We define redevelopment properties as those for which we have planned or ongoing significant development and construction activities on existing or acquired buildings pursuant to an authorized plan, which has an impact on current operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. We categorize a redevelopment property as same-store when redevelopment activities have been complete for the majority of each year being compared. We currently have two same-store portfolios: “Same-store multifamily” which is comprised of our same-store apartment communities and “Other same-store” which is comprised of our Watergate 600 commercial property.
Transformation Costs include costs related to the strategic shift away from the commercial sector to the residential sector, including the allocation of internal costs, consulting, advisory and termination benefits.

Table of Contents
December 31, 2024

Consolidated Statements of Operations (In thousands, except per share data) (Unaudited)

	Twelve Months Ended				Three Months Ended
OPERATING RESULTS	December 31, 2024		December 31, 2023		December 31, 2024		September 30, 2024		June 30, 2024		March 31, 2024		December 31, 2023
Revenues
Real estate rental revenue	$241,935		$227,911		$61,264		$61,055		$60,103		$59,513		$58,852
Expenses
Property operating and maintenance(1)	(56,282)		(50,985)		(14,727)		(14,095)		(13,996)		(13,464)		(12,625)
Real estate taxes and insurance(1)	(32,419)		(28,845)		(8,015)		(8,163)		(7,986)		(8,255)		(7,629)
Property management	(8,861)		(8,108)		(2,233)		(2,235)		(2,175)		(2,218)		(2,226)
General and administrative	(24,969)		(25,887)		(6,281)		(6,354)		(6,138)		(6,196)		(5,996)
Transformation costs	—		(6,339)		—		—		—		—		—
Depreciation and amortization	(95,935)		(88,950)		(23,623)		(23,474)		(23,895)		(24,943)		(24,095)
Real estate impairment	—		(41,860)		—		—		—		—		—
	(218,466)		(250,974)		(54,879)		(54,321)		(54,190)		(55,076)		(52,571)
Real estate operating income (loss)	23,469		(23,063)		6,385		6,734		5,913		4,437		6,281
Other income (expense)
Interest expense	(37,835)		(30,429)		(9,400)		(9,557)		(9,384)		(9,494)		(9,386)
Loss on extinguishment of debt	(147)		(54)		—		(147)		—		—		—
Other income	1,410		569		—		—		—		1,410		—
Net loss	$(13,103)		$(52,977)		$(3,015)		$(2,970)		$(3,471)		$(3,647)		$(3,105)
Per Share Data:
Net loss	$(0.15)		$(0.61)		$(0.03)		$(0.03)		$(0.04)		$(0.04)		$(0.04)
Fully diluted weighted average shares outstanding	87,920		87,735		87,955		87,930		87,910		87,885		87,788
Percentage of Revenues:
General and administrative expenses	10.3%		11.4%		10.3%		10.4%		10.2%		10.4%		10.2%
Net loss	(5.4)%		(23.2)%		(4.9)%		(4.9)%		(5.8)%		(6.1)%		(5.3)%
Ratios:
Adjusted EBITDA(2) / Interest expense	3.2	x	3.8	x	3.2	x	3.2	x	3.2	x	3.1	x	3.2	x
______________________________
(1) Certain immaterial amounts in prior periods have been reclassified to conform with the current period presentation.
(2) Adjusted EBITDA is a non-GAAP measure. See “Definitions” on page 11 for the definition of Adjusted EBITDA and page 25 for a reconciliation of Net loss to Adjusted EBITDA.

Consolidated Balance Sheets (In thousands, except per share data) (Unaudited)

	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Assets
Land	$383,808	$383,808	$383,808	$383,808	$384,097
Income producing property	1,999,525	1,986,596	1,976,127	1,966,412	1,960,020
	2,383,333	2,370,404	2,359,935	2,350,220	2,344,117
Accumulated depreciation and amortization	(618,299)	(595,533)	(573,054)	(550,421)	(528,024)
Net income producing property	1,765,034	1,774,871	1,786,881	1,799,799	1,816,093
Properties under development or held for future development	30,980	30,980	30,980	30,980	30,980
Total real estate held for investment, net	1,796,014	1,805,851	1,817,861	1,830,779	1,847,073
Cash and cash equivalents	6,144	4,840	5,629	4,199	5,984
Restricted cash	2,465	2,358	2,263	2,704	2,554
Rents and other receivables	12,511	12,676	12,575	12,886	17,642
Prepaid expenses and other assets	28,628	27,434	23,147	25,971	26,775
Total assets	$1,845,762	$1,853,159	$1,861,475	$1,876,539	$1,900,028
Liabilities
Notes payable, net	$522,953	$522,914	$522,734	$522,539	$522,345
Line of credit	176,000	168,000	156,000	160,000	157,000
Accounts payable and other liabilities	36,293	36,295	37,283	31,112	38,997
Dividend payable	15,898	15,906	15,905	15,888	15,863
Advance rents	6,257	4,801	5,074	4,361	5,248
Tenant security deposits	6,283	6,270	6,334	6,235	6,225
Total liabilities	763,684	754,186	743,330	740,135	745,678
Equity
Preferred shares, $0.01 par value; 10,000 shares authorized	—	—	—	—	—
Shares of beneficial interest, $0.01 par value; 150,000 shares authorized	880	880	880	880	879
Additional paid-in capital	1,740,078	1,739,319	1,737,941	1,736,524	1,735,530
Distributions in excess of net income	(646,095)	(627,186)	(608,310)	(588,923)	(569,391)
Accumulated other comprehensive loss	(13,066)	(14,323)	(12,651)	(12,365)	(12,958)
Total shareholders' equity	1,081,797	1,098,690	1,117,860	1,136,116	1,154,060
Noncontrolling interests in subsidiaries	281	283	285	288	290
Total equity	1,082,078	1,098,973	1,118,145	1,136,404	1,154,350
Total liabilities and equity	$1,845,762	$1,853,159	$1,861,475	$1,876,539	$1,900,028

NAREIT Funds from Operations/ Adjusted Funds From Operations (In thousands, except per share data) (Unaudited)

	Twelve Months Ended		Three Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Funds from operations (FFO)
Net loss	$(13,103)	$(52,977)	$(3,015)	$(2,970)	$(3,471)	$(3,647)	$(3,105)
Real estate depreciation and amortization	95,935	88,950	23,623	23,474	23,895	24,943	24,095
Real estate impairment	—	41,860	—	—	—	—	—
NAREIT funds from operations (FFO)(1)	82,832	77,833	20,608	20,504	20,424	21,296	20,990
Loss on extinguishment of debt	147	54	—	147	—	—	—
Severance expense	77	785	—	13	64	—	391
Transformation costs	—	6,339	—	—	—	—	—
Relocation expense	—	629	—	—	—	—	3
Structuring expenses	188	60	128	—	60	—	—
Write-off of pursuit costs	—	73	—	—	—	—	24
Adjustment to deferred taxes	—	(526)	—	—	—	—	(526)
Gain on land easements	(1,410)	—	—	—	—	(1,410)	—
Core FFO(1)	$81,834	$85,247	$20,736	$20,664	$20,548	$19,886	$20,882

Allocation to participating securities(2)	(287)	(255)	(50)	(78)	(79)	(80)	(46)

NAREIT FFO per share - basic	$0.94	$0.88	$0.23	$0.23	$0.23	$0.24	$0.24
NAREIT FFO per share - fully diluted	$0.94	$0.88	$0.23	$0.23	$0.23	$0.24	$0.24

Core FFO per share - fully diluted	$0.93	$0.97	$0.24	$0.23	$0.23	$0.23	$0.24

Common dividend per share	$0.72	$0.72	$0.18	$0.18	$0.18	$0.18	$0.18

Average shares - basic	87,920	87,735	87,955	87,930	87,910	87,885	87,788
Average shares - fully diluted (for NAREIT FFO and Core FFO)	87,967	87,815	88,001	87,994	87,975	87,897	87,836

NAREIT Funds from Operations/ Adjusted Funds From Operations (continued) (In thousands, except per share data) (Unaudited)

	Twelve Months Ended		Three Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Adjusted funds from operations (AFFO)(1)
NAREIT FFO(1)	$82,832	$77,833	$20,608	$20,504	$20,424	$21,296	$20,990
Non-cash loss on extinguishment of debt	147	54	—	147	—	—	—
Tenant improvements and incentives, net of reimbursements	—	(277)	—	—	—	—	(267)
Leasing commissions capitalized	(137)	(56)	(107)	(30)	—	—	—
Recurring capital improvements	(10,342)	(8,592)	(3,143)	(2,284)	(2,144)	(2,771)	(2,642)
Straight-line rent, net	107	(187)	41	26	25	15	(27)
Non-real estate depreciation and amortization of debt costs	5,058	5,108	1,303	1,326	1,259	1,170	1,217
Amortization of lease intangibles, net	(710)	(818)	(184)	(201)	(163)	(162)	(248)
Amortization and expensing of restricted share and unit compensation(3)	5,217	5,474	1,504	1,578	1,045	1,090	1,508
AFFO(1)	82,172	78,539	20,022	21,066	20,446	20,638	20,531
Non-share-based severance expense	77	653	—	13	64	—	313
Relocation expense	—	629	—	—	—	—	3
Structuring expenses	188	60	128	—	60	—	—
Transformation costs(4)	—	6,339	—	—	—	—	—
Write-off of pursuit costs	—	73	—	—	—	—	24
Adjustment to deferred taxes	—	(526)	—	—	—	—	(526)
Gain on land easements	(1,410)	—	—	—	—	(1,410)	—
Core AFFO(1)	$81,027	$85,767	$20,150	$21,079	$20,570	$19,228	$20,345
______________________________
(1) See “Definitions” on page 11 for the definitions of non-GAAP measures: NAREIT FFO, Core FFO, AFFO, and Core AFFO.
(2) Adjustment to the numerators for FFO and Core FFO per share calculations when applying the two-class method for calculating EPS.
(3) Includes share award modifications related to transformation costs.
(4) Excludes share award modifications related to transformation costs.

Net Operating Income (NOI) - Multifamily (Dollars In thousands)

	Apartment Homes as of December 31, 2024	Twelve Months Ended		Three Months Ended
		December 31, 2024	December 31, 2023	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Rental and other property revenues
Same-store	8,874	$213,670	$206,762	$54,326	$53,949	$53,021	$52,374	$51,660
Acquisitions	500	9,968	2,549	2,522	2,478	2,471	2,497	2,495
Development	N/A	—	—	—	—	—	—	—
Total rental and other property revenues(1)	9,374	$223,638	$209,311	$56,848	$56,427	$55,492	$54,871	$54,155

Property operating expenses
Same-store		78,470	73,431	20,076	19,535	19,505	19,354	17,988
Acquisitions		4,363	880	1,132	1,224	1,060	947	862
Development		233	224	58	61	57	57	56
Total property operating expenses		$83,066	$74,535	$21,266	$20,820	$20,622	$20,358	$18,906

Net Operating Income (NOI)(2)
Same-store		135,200	133,331	34,250	34,414	33,516	33,020	33,672
Acquisitions		5,605	1,669	1,390	1,254	1,411	1,550	1,633
Development		(233)	(224)	(58)	(61)	(57)	(57)	(56)
Total NOI		$140,572	$134,776	$35,582	$35,607	$34,870	$34,513	$35,249

Same-store metrics
Operating margin(3)		63%	64%	63%	64%	63%	63%	65%
Retention		66%	63%	68%	66%	65%	65%	65%

Same-store effective lease rate growth
New		(1.7)%	(0.8)%	(3.6)%	(1.5)%	0.2%	(2.1)%	(3.6)%
Renewal		5.1%	6.1%	5.1%	4.5%	5.4%	6.2%	5.9%
Blended		2.3%	3.0%	1.3%	2.1%	3.2%	2.3%	1.8%
______________________________
(1) Utility costs reimbursed by residents are included in real estate rental revenue on our consolidated statements of operations. Utility reimbursements totaled $9.0 million and $8.0 million for the twelve months ended December 31, 2024 and 2023 respectively, and $2.4 million, $2.2 million, $2.0 million, $2.4 million and $1.9 million for the three months ended December 31, 2024, September 30, 2024, June 30, 2024, March 31, 2024 and December 31, 2023, respectively.

(2) NOI is a non-GAAP measure. See “Definitions” on page 11 for the definition of NOI and reconciliation of Net loss to NOI on page 30.
(3) Operating margin is calculated by dividing the same-store NOI (non-GAAP) by same-store rental and other property revenues.

Same-Store Operating Results - Multifamily (Dollars in thousands, except Average Effective Monthly Rent per Home)

		Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income (1)			Average Occupancy			Average Effective Monthly Rent per Home
Quarter-to-Date Comparison	Apt Homes	Q4 2024	Q4 2023	% Chg	Q4 2024	Q4 2023	% Chg	Q4 2024	Q4 2023	% Chg	Q4 2024	Q4 2023	% Chg	Q4 2024	Q4 2023	% Chg
Virginia	5,550	$36,788	$35,029	5.0%	$12,126	$11,423	6.2%	$24,662	$23,606	4.5%	96.3%	96.0%	0.3%	$2,046	$1,976	3.5%
DC / Maryland	1,515	9,336	8,849	5.5%	3,455	2,946	17.3%	5,881	5,903	(0.4)%	96.0%	96.1%	(0.1)%	1,991	1,951	2.1%
Georgia	1,809	8,202	7,782	5.4%	4,495	3,619	24.2%	3,707	4,163	(11.0)%	90.0%	90.5%	(0.5)%	1,472	1,544	(4.7)%
Total	8,874	$54,326	$51,660	5.2%	$20,076	$17,988	11.6%	$34,250	$33,672	1.7%	95.0%	94.9%	0.1%	$1,920	$1,884	1.9%

Sequential Comparison	Apt Homes	Q4 2024	Q3 2024	% Chg	Q4 2024	Q3 2024	% Chg	Q4 2024	Q3 2024	% Chg	Q4 2024	Q3 2024	% Chg	Q4 2024	Q3 2024	% Chg
Virginia	5,550	$36,788	$36,963	(0.5)%	$12,126	$11,879	2.1%	$24,662	$25,084	(1.7)%	96.3%	96.7%	(0.4)%	$2,046	$2,035	0.5%
DC / Maryland	1,515	9,336	9,263	0.8%	3,455	3,320	4.1%	5,881	5,943	(1.0)%	96.0%	96.0%	—%	1,991	1,986	0.3%
Georgia	1,809	8,202	7,723	6.2%	4,495	4,336	3.7%	3,707	3,387	9.4%	90.0%	90.1%	(0.1)%	1,472	1,493	(1.4)%
Total	8,874	$54,326	$53,949	0.7%	$20,076	$19,535	2.8%	$34,250	$34,414	(0.5)%	95.0%	95.2%	(0.2)%	$1,920	$1,916	0.2%

Year-to-Date Comparison	Apt Homes	YTD 2024	YTD 2023	% Chg	YTD 2024	YTD 2023	% Chg	YTD 2024	YTD 2023	% Chg	YTD 2024	YTD 2023	% Chg	YTD 2024	YTD 2023	% Chg
Virginia	5,550	$145,381	$138,607	4.9%	$48,348	$46,666	3.6%	$97,033	$91,941	5.5%	96.4%	95.8%	0.6%	$2,019	$1,950	3.5%
DC / Maryland	1,515	36,854	35,320	4.3%	13,438	12,523	7.3%	23,416	22,797	2.7%	95.5%	96.0%	(0.5)%	1,976	1,913	3.3%
Georgia	1,809	31,435	32,835	(4.3)%	16,684	14,242	17.1%	14,751	18,593	(20.7)%	89.4%	92.9%	(3.5)%	1,501	1,539	(2.5)%
Total	8,874	$213,670	$206,762	3.3%	$78,470	$73,431	6.9%	$135,200	$133,331	1.4%	94.8%	95.2%	(0.4)%	$1,906	$1,860	2.5%

______________________________
(1) NOI is a non-GAAP measure. See “Definitions” on page 11 for the definition of NOI and reconciliation of Net loss to NOI on page 30.

Same-Store Operating Expenses - Multifamily (In thousands)

Quarter-to-Date Comparison	Q4 2024	Q4 2023	$ Change	% Change	% of Q4 2024 Total
Controllable operating expenses(1,2)	$10,114	$8,740	$1,374	15.7%	50.4%
Real estate taxes(2)	5,591	5,359	232	4.3%	27.8%
Utilities	3,196	2,746	450	16.4%	15.9%
Insurance	1,175	1,143	32	2.8%	5.9%
Total same-store operating expenses	20,076	17,988	2,088	11.6%	100.0%
Utility reimbursements	(2,261)	(1,874)	(387)	20.7%
Total same-store operating expenses, net of utility reimbursements	$17,815	$16,114	$1,701	10.6%

Sequential Comparison	Q4 2024	Q3 2024	$ Change	% Change	% of Q4 2024 Total
Controllable operating expenses(1,2)	$10,114	$9,283	$831	9.0%	50.4%
Real estate taxes(2)	5,591	5,698	(107)	(1.9)%	27.8%
Utilities	3,196	3,401	(205)	(6.0)%	15.9%
Insurance	1,175	1,153	22	1.9%	5.9%
Total same-store operating expenses	20,076	19,535	541	2.8%	100.0%
Utility reimbursements	(2,261)	(2,225)	(36)	1.6%
Total same-store operating expenses, net of utility reimbursements	$17,815	$17,310	$505	2.9%

Year-to-Date Comparison	YTD 2024	YTD 2023	$ Change	% Change	% of YTD 2024 Total
Controllable operating expenses(1,2)	$38,012	$36,187	$1,825	5.0%	48.5%
Real estate taxes(2)	22,791	21,726	1,065	4.9%	29.0%
Utilities	13,051	11,698	1,353	11.6%	16.6%
Insurance	4,616	3,820	796	20.8%	5.9%
Total same-store operating expenses	78,470	73,431	5,039	6.9%	100.0%
Utility reimbursements	(8,846)	(7,998)	(848)	10.6%
Total same-store operating expenses, net of utility reimbursements	$69,624	$65,433	$4,191	6.4%

______________________________
(1) Controllable operating expenses consist of:
Payroll, Repairs & Maintenance, Marketing, Administrative and other
(2) Certain immaterial amounts in prior periods have been reclassified to conform with the current period presentation.

Multifamily Communities
December 31, 2024

Community	Location	Apartment Homes	Current Strategy	Year Acquired	Year Built	Average Occupancy(1)	Ending Occupancy	% of Total Portfolio NOI(1,2)
Virginia
Cascade at Landmark	Alexandria, VA	277	B Value-Add	2019	1988	96.4%	96.4%	3%
Clayborne	Alexandria, VA	74	A-	N/A	2008	96.3%	94.6%	1%
Elme Alexandria	Alexandria, VA	532	B Value-Add	2019	1990	95.7%	97.0%	5%
Riverside Apartments	Alexandria, VA	1222	B Value-Add	2016	1971	96.5%	96.2%	13%
Bennett Park	Arlington, VA	224	A-	N/A	2007	96.1%	96.9%	4%
Park Adams	Arlington, VA	200	B Value-Add	1969	1959	94.9%	96.5%	2%
The Maxwell	Arlington, VA	163	A-	N/A	2014	96.4%	98.2%	2%
The Paramount	Arlington, VA	135	B	2013	1984	97.5%	98.5%	2%
The Wellington	Arlington, VA	710	B Value-Add	2015	1960	96.7%	96.9%	7%
Trove	Arlington, VA	401	A	N/A	2020	96.3%	96.0%	5%
Roosevelt Towers	Falls Church, VA	191	B Value-Add	1965	1964	95.9%	96.9%	2%
Elme Dulles	Herndon, VA	328	B Value-Add	2019	2000	96.8%	95.4%	4%
Elme Herndon	Herndon, VA	283	B Value-Add	2019	1991	96.5%	97.2%	3%
Elme Leesburg	Leesburg, VA	134	B	2019	1986	97.1%	97.8%	2%
Elme Manassas	Manassas, VA	408	B Value-Add	2019	1986	96.1%	96.1%	4%
The Ashby at McLean	McLean, VA	268	B Value-Add	1996	1982	96.4%	98.5%	4%
Washington, DC
3801 Connecticut Avenue	Washington, DC	307	B Value-Add	1963	1951	95.7%	95.8%	3%
Kenmore Apartments	Washington, DC	371	B Value-Add	2008	1948	94.7%	94.6%	3%
Yale West	Washington, DC	216	A-	2014	2011	95.2%	95.8%	3%
Maryland
Elme Bethesda	Bethesda, MD	193	B	1997	1986	96.7%	96.9%	3%
Elme Watkins Mill	Gaithersburg, MD	210	B	2019	1975	95.5%	95.2%	2%
Elme Germantown	Germantown, MD	218	B Value-Add	2019	1990	95.8%	96.3%	2%
Georgia
Elme Conyers	Conyers, GA	240	B	2021	1999	93.3%	91.7%	1%
Elme Marietta (3)	Marietta, GA	420	B Value-Add	2022	1975	86.8%	90.2%	2%
Elme Sandy Springs	Sandy Springs, GA	389	B Value-Add	2022	1972	89.5%	90.7%	2%

Multifamily Communities (continued)
December 31, 2024

Community	Location	Apartment Homes	Current Strategy	Year Acquired	Year Built	Average Occupancy(1)	Ending Occupancy	% of Total Portfolio NOI(1,2)
Elme Cumberland	Smyrna, GA	270	B Value-Add	2022	1982	92.9%	95.9%	2%
Elme Eagles Landing	Stockbridge, GA	490	B Value-Add	2021	2000	87.7%	90.0%	2%
Total same-store communities		8,874				94.8%	95.4%	88%

Elme Druid Hills	Atlanta, GA	500	B Value-Add	2023	1987	93.4%	96.0%	4%
Total non same-store communities		500				93.4%	96.0%	4%
Total multifamily communities		9,374				94.7%	95.4%	92%
______________________________
(1) For the twelve months ended December 31, 2024.
(2) NOI is a non-GAAP measure. See “Definitions” on page 11 for the definition of NOI and reconciliation of Net loss to NOI on page 30.
(3) Metrics for Elme Marietta are not adjusted for 24 down units that are currently unavailable for use due to a fire that occurred within the community on March 24, 2024. We are currently assessing the timeline for these units to be placed back in service. Concurrently, we are engaged with our insurance provider to determine potential insurance proceeds and coverage under our business interruption insurance.

Office Property
December 31, 2024

Property	Location	Year Acquired	Year Built	Net Rentable Square Feet	Leased %(1)	Ending Occupancy(1)	% of Total Portfolio NOI(2,3)
Washington, DC
Watergate 600	Washington, DC	2017	1972/1997	300,000	84.7%	84.7%	8%
______________________________
(1) The leased and occupied square footage includes short-term lease agreements.
(2) For the twelve months ended December 31, 2024.
(3) NOI is a non-GAAP measure. See “Definitions” on page 11 for the definition of NOI and reconciliation of Net loss to NOI on page 30.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (In thousands) (Unaudited)

	Twelve Months Ended		Three Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Adjusted EBITDA(1)

Net loss	$(13,103)	$(52,977)	$(3,015)	$(2,970)	$(3,471)	$(3,647)	$(3,105)
Add/(deduct):
Interest expense	37,835	30,429	9,400	9,557	9,384	9,494	9,386
Real estate depreciation and amortization	95,935	88,950	23,623	23,474	23,895	24,943	24,095
Real estate impairment	—	41,860	—	—	—	—	—
Non-real estate depreciation	636	886	168	160	197	111	158
Severance expense	77	785	—	13	64	—	391
Transformation costs	—	6,339	—	—	—	—	—
Relocation expense	—	629	—	—	—	—	3
Structuring expenses	188	60	128	—	60	—	—
Loss on extinguishment of debt	147	54	—	147	—	—	—
Adjustment to deferred taxes	—	(526)	—	—	—	—	(526)
Write-off of pursuit costs(2)	—	73	—	—	—	—	24
Gain on land easements	(1,410)	—	—	—	—	(1,410)	—
Adjusted EBITDA	$120,305	$116,562	$30,304	$30,381	$30,129	$29,491	$30,426
______________________________
(1) Adjusted EBITDA is a non-GAAP measure. See “Definitions” on page 11 for the definition of Adjusted EBITDA and reconciliation of Net loss to Adjusted EBITDA on the current page.
(2) Adjusted EBITDA in prior periods has been updated to conform with the current period presentation and definition to include write-off of pursuit costs.

Long Term Debt Analysis (Dollars in thousands)

	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Balances Outstanding

Unsecured
Fixed rate bonds	$398,123	$398,034	$397,945	$397,857	$397,768
Term loan(1)	124,830	124,880	124,788	124,682	124,577
Credit facility	176,000	168,000	156,000	160,000	157,000
Total	$698,953	$690,914	$678,733	$682,539	$679,345

Weighted Average Interest Rates

Unsecured
Fixed rate bonds	4.5%	4.5%	4.5%	4.5%	4.5%
Term loan(2)	4.7%	4.7%	4.7%	4.7%	4.7%
Credit facility	5.3%	5.8%	6.3%	6.3%	6.3%
Weighted Average	4.7%	4.9%	4.9%	5.0%	4.9%
______________________________
(1) In the first quarter of 2023, Elme Communities entered into a $125.0 million unsecured term loan (“2023 Term Loan”) with an interest rate of SOFR (subject to a credit spread adjustment of 10 basis points) plus a margin of 95 basis points (subject to adjustment depending on Elme Communities' credit rating). The original term of the 2023 Term Loan was a two-year term ending in January 2025, with two one-year extension options. In the fourth quarter of 2024, we exercised one of two one-year extension options to extend the maturity of the loan to January 10, 2026.

(2) In the first quarter of 2023, Elme Communities entered into two interest rate swap arrangements with an aggregate notional amount of $125.0 million that effectively fixed the interest at 4.73% for the 2023 Term Loan beginning on July 21, 2023 through the 2023 Term Loan’s initial maturity date of January 10, 2025. In the second quarter of 2024, we entered into two forward interest rate swap arrangements with an aggregate notional amount of $150.0 million beginning on January 10, 2025 through the loan maturity date of January 10, 2026. These forward interest rate swap arrangements effectively fix a portion of our variable rate debt based on an adjusted daily SOFR at 4.72% (subject to applicable interest rate margins).

Note: The current debt balances outstanding are shown net of discounts, premiums and unamortized debt costs (see page 27).

Long Term Debt Maturities (in thousands, except average interest rates)
December 31, 2024

	Future Maturities of Debt
Year	Unsecured Debt		Credit Facility		Total Debt	Avg Interest Rate
2025	$—		$—		$—	—%
2026	125,000	(1)	—		125,000	4.7%
2027	—		—		—	—%
2028	50,000		176,000	(2)	226,000	5.7%
2029	—		—		—	—%
Thereafter	350,000		—		350,000	4.1%
Scheduled principal payments	$525,000		$176,000		$701,000	4.7%
Net discounts/premiums	(71)		—		(71)
Loan costs, net of amortization	(1,976)		—		(1,976)
Total maturities	$522,953		$176,000		$698,953	4.7%
Weighted average maturity = 4.4 years
______________________________
(1) In the first quarter of 2023, Elme Communities entered into a $125.0 million 2023 Term Loan with an interest rate of SOFR (subject to a credit spread adjustment of 10 basis points) plus a margin of 95 basis points (subject to adjustment depending on Elme Communities' credit rating). The original term of the 2023 Term Loan was a two-year term ending in January 2025, with two one-year extension options. In the fourth quarter of 2024, we exercised one of two one-year extension options to extend the maturity of the loan to January 10, 2026. In the first quarter of 2023, Elme Communities entered into two interest rate swap arrangements with an aggregate notional amount of $125.0 million that effectively fixed the interest at 4.73% for the 2023 Term Loan beginning on July 21, 2023 through the 2023 Term Loan’s initial maturity date of January 10, 2025. In the second quarter of 2024, we entered into two forward interest rate swap arrangements with an aggregate notional amount of $150.0 million beginning on January 10, 2025 through the loan maturity date of January 10, 2026. These forward interest rate swap arrangements effectively fix a portion of our variable rate debt based on an adjusted daily SOFR at 4.72% (subject to applicable interest rate margins).

(2) On July 10, 2024, we executed an amended and restated credit agreement (the “Amended Credit Agreement”) that provides for a revolving credit facility of $500.0 million that matures in July 2028, with two six-month extension options.

Debt Covenant Compliance

	Unsecured Public Debt Covenants		Unsecured Private Debt Covenants
	Notes Payable		Line of Credit and Term Loan		Notes Payable
	Quarter Ended December 31, 2024	Covenant	Quarter Ended December 31, 2024	Covenant	Quarter Ended December 31, 2024	Covenant
% of Total Indebtedness to Total Assets(1)	35.0%	≤ 65.0%	N/A	N/A	N/A	N/A
Ratio of Income Available for Debt Service to Annual Debt Service	3.2	≥ 1.5	N/A	N/A	N/A	N/A
% of Secured Indebtedness to Total Assets(1)	—%	≤ 40.0%	N/A	N/A	N/A	N/A
Ratio of Total Unencumbered Assets(2) to Total Unsecured Indebtedness	2.9	≥ 1.5	N/A	N/A	N/A	N/A
% of Net Consolidated Total Indebtedness to Consolidated Total Asset Value(3) (7)	N/A	N/A	28.1%	≤ 60.0%	27.5%	≤ 60.0%
Ratio of Consolidated Adjusted EBITDA(4) to Consolidated Fixed Charges(5)	N/A	N/A	3.60	≥ 1.50	3.60	≥ 1.50
% of Consolidated Secured Indebtedness to Consolidated Total Asset Value(3) (7)	N/A	N/A	—%	≤ 40.0%	—%	≤ 40.0%
% of Consolidated Unsecured Indebtedness to Unencumbered Pool Value(6) (7)	N/A	N/A	28.1%	≤ 60.0%	27.5%	≤ 60.0%
______________________________
(1) Total Assets is calculated by applying a capitalization rate of 7.50% to the EBITDA(4) from the last four consecutive quarters, excluding EBITDA from acquired, disposed, and non-stabilized development properties.

(2) Total Unencumbered Assets is calculated by applying a capitalization rate of 7.50% to the EBITDA(4) from unencumbered properties from the last four consecutive quarters, excluding EBITDA from acquired, disposed, and non-stabilized development properties.

(3) Consolidated Total Asset Value is the sum of unrestricted cash plus the quotient of applying a capitalization rate to the annualized NOI from the most recently ended quarter for each asset class, excluding NOI from disposed properties, acquisitions during the past 6 quarters, development, major redevelopment and low occupancy properties. To this amount, we add the purchase price of acquisitions during the past 6 quarters plus values for development, major redevelopment and low occupancy properties.

(4) Consolidated Adjusted EBITDA is defined as earnings before noncontrolling interests, depreciation, amortization, interest expense, income tax expense, acquisition costs, extraordinary, unusual or nonrecurring transactions including sale of assets, impairment, gains and losses on extinguishment of debt and other non-cash charges.

(5) Consolidated Fixed Charges consist of interest expense excluding capitalized interest and amortization of deferred financing costs, principal payments and preferred dividends, if any.
(6) Unencumbered Pool Value is the sum of unrestricted cash plus the quotient of applying a capitalization rate to the annualized NOI from unencumbered properties from the most recently ended quarter for each asset class excluding NOI from disposed properties, acquisitions during the past 6 quarters, development, major redevelopment and low occupancy properties. To this we add the purchase price of unencumbered acquisitions during the past 6 quarters and values for unencumbered development, major redevelopment and low occupancy properties.

(7) For the line of credit and 2023 Term Loan, Watergate 600 is valued at its undepreciated GAAP book value for Consolidated Total Asset Value and Unencumbered Pool Value.

Capital Analysis (In thousands, except per share amounts)

			Three Months Ended
			December 31, 2024		September 30, 2024		June 30, 2024		March 31, 2024		December 31, 2023
Market Data

Shares Outstanding			88,029		88,010		88,011		88,003		87,867
Market Price per Share			$15.27		$17.59		$15.93		$13.92		$14.60
Equity Market Capitalization			$1,344,203		$1,548,096		$1,402,015		$1,225,002		$1,282,858

Total Debt			$698,953		$690,914		$678,733		$682,539		$679,345
Total Market Capitalization			$2,043,156		$2,239,010		$2,080,748		$1,907,541		$1,962,203

Total Debt to Market Capitalization			0.34	:1	0.31	:1	0.33	:1	0.36	:1	0.35	:1

Earnings to Fixed Charges(1)			0.7x		0.7x		0.6x		0.6x		0.7x
Debt Service Coverage Ratio(2)			3.2x		3.2x		3.2x		3.1x		3.2x

Dividend Data	Twelve Months Ended		Three Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024		September 30, 2024		June 30, 2024		March 31, 2024		December 31, 2023
Total Dividends Declared	$63,601	$63,406	$15,894		$15,906		$15,916		$15,885		$15,844
Common Dividend Declared per Share	$0.72	$0.72	$0.18		$0.18		$0.18		$0.18		$0.18
Payout Ratio (Core FFO basis)(3)	77.4%	74.2%	75.0%		78.3%		78.3%		78.3%		75.0%
Payout Ratio (Core AFFO basis)(4)	78.3%	74.2%	78.3%								78.3%
______________________________
(1) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations attributable to the controlling interests plus fixed charges, less capitalized interest. Fixed charges consist of interest expense, including amortized costs of debt issuance, plus interest costs capitalized.

(2) Debt service coverage ratio is calculated by dividing Adjusted EBITDA by interest expense and principal amortization. Adjusted EBITDA is a non-GAAP measure. See “Definitions” on page 11 for the definition of Adjusted EBITDA.

(3) Payout Ratio (Core FFO basis) is calculated by dividing the common dividend per share by the Core FFO per share. Core FFO is a non-GAAP measure. See “Definitions” on page 11 for the definition of Core FFO.

(4) Payout Ratio (Core AFFO basis) is calculated by dividing the common dividend per share by the Core AFFO per share. Core AFFO is a non-GAAP measure. See “Definitions” on page 11 for the definition of Core AFFO.

Net Loss to NOI Reconciliations (In thousands)

	Twelve Months Ended		Three Months Ended
	December 31, 2024	December 31, 2023	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Net loss	$(13,103)	$(52,977)	$(3,015)	$(2,970)	$(3,471)	$(3,647)	$(3,105)
Adjustments:
Property management expense	8,861	8,108	2,233	2,235	2,175	2,218	2,226
General and administrative expense	24,969	25,887	6,281	6,354	6,138	6,196	5,996
Transformation costs	—	6,339	—	—	—	—	—
Real estate depreciation and amortization	95,935	88,950	23,623	23,474	23,895	24,943	24,095
Real estate impairment	—	41,860	—	—	—	—	—
Interest expense	37,835	30,429	9,400	9,557	9,384	9,494	9,386
Loss on extinguishment of debt	147	54	—	147	—	—	—
Other income	(1,410)	(569)	—	—	—	(1,410)	—
Total Net operating income (NOI)(1)	$153,234	$148,081	$38,522	$38,797	$38,121	$37,794	$38,598

Multifamily NOI:
Same-store portfolio	$135,200	$133,331	$34,250	$34,414	$33,516	$33,020	$33,672
Acquisitions	5,605	1,669	1,390	1,254	1,411	1,550	1,633
Development	(233)	(224)	(58)	(61)	(57)	(57)	(56)
Total	140,572	134,776	35,582	35,607	34,870	34,513	35,249
Other NOI (Watergate 600)	12,662	13,305	2,940	3,190	3,251	3,281	3,349
Total NOI	$153,234	$148,081	$38,522	$38,797	$38,121	$37,794	$38,598
______________________________
(1) NOI is a non-GAAP measure. See “Definitions” on page 11 for the definition of NOI and reconciliation of Net loss to NOI on the current page.